EXHIBIT 99.1

FOR IMMEDIATE RELEASE

             SMARTSERV COMPLETES $3.5 MILLION EQUITY FINANCING AND
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               RESTRUCTURES DEBT WITH THE HEWLETT-PACKARD COMPANY
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STAMFORD, CT - September 10, 2002 - SmartServ Online, Inc. (NASDAQ: SSOLC), a
leading Web and wireless applications and services provider, today announced it has completed a $3.5 million round of financing from a group of accredited investors, consisting of the private placement of common stock and warrants.

In addition to the financing, SmartServ has restructured approximately $7 million in vendor financing debt with the Hewlett-Packard Company ("HP"). Pursuant to the new loan terms, HP will forgive all outstanding principal and interest in exchange for (a) the payment of $1 million in cash over the next six months, (b) a warrant to purchase 50,000 shares of SmartServ common stock, and
(c) the return of certain unused HP equipment.

"The new financing and debt restructuring will allow us to continue to build upon our recent momentum and successes," said Sam Cassetta, CEO of SmartServ. "We can now focus on our plan to generate profitability and enterprise value by servicing our current client and distribution base, including major telecom carriers in North America, as well as pursuing further business development initiatives."

As previously announced, SmartServ is currently trading on the Nasdaq SmallCap Market under a temporary exception to the net tangible asset/shareholders' equity requirement. "We expect that these two transactions will provide SmartServ with sufficient capital to satisfy this requirement and maintain its listing on the Nasdaq SmallCap Market. We will provide further information about our listing status as it becomes available to us," concluded Mr. Cassetta.

SmartServ also announced that as part of its overall expense reduction program, and in an effort to focus its resources on meeting growing demand for its products and services throughout North America, it has closed its sales offices in Hong Kong and the United Kingdom, and will be terminating its previously announced agreements in Hong Kong.

ABOUT SMARTSERV
SmartServ (NASDAQ:SSOLC), founded in 1993, is a B2B wireless technology leader with a focus on providing financial institutions and network service providers with potent, real-time financial applications and transaction routing systems for virtually any portable device, such as PDAs, RIM and mobile handsets, over any wireless network, including GSM, CDMA and the future 3G. SmartServ's products include sophisticated engines capable of routing high-volume transactions, alerts, real-time global market quotes, and news to multiple destinations; proprietary W2W Middleware(TM) that configures content and applications for a wide array of devices and networks; and a suite of applications designed so that businesses and their customers can access real-time or streaming information in order to make critical financial decisions. Visit SmartServ at http://www.smartserv.com.

FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to, potential fluctuations in quarterly results, the size and timing of awards and performances on contracts, dependence on large contracts and a limited number of customers, dependence on wireless and/or internet networks of third-parties for certain products and services, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing technology, competitive conditions, system performance, management of growth, the risk that the Company's current and future products and services may contain errors or be affected by technical problems that would be difficult and costly to detect and correct, dependence on key personnel and general economic and political conditions and other

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factors affecting spending by customers, and other risks described in the
Company's filings with the Securities and Exchange Commission.